Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
SANDISK CORPORATION
(Amended and Restated as of July 25, 2007)
ARTICLE I
OFFICES
     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual meetings of stockholders, commencing with the year 1996, shall be held at such place, date and hour as shall be fixed by the Board of Directors (the “Board”) and stated in the notice of the meeting, at which the stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting shall be held at such place, date and hour as shall be fixed by the Board of Directors (the “Board”) and stated in the notice of the meeting, at which the stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer or the chairman and shall be called by the chief executive officer or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.
     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of Delaware.
     Section 11. Provided the candidate’s name has been placed in nomination prior to the voting and one or more stockholders has given notice at the meeting prior to the voting of the stockholder’s intent to cumulate the stockholder’s votes, every stockholder entitled to vote at any election for directors shall have the right to cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are normally entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder shall think fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.
     Section 12. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 13. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be:
     (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;
     (b) otherwise properly brought before the meeting by or at the direction of a majority of the total number of directors which the corporation would have if there were no vacancies (the “Whole Board”); or
     (c) otherwise properly be requested to be brought before any meeting by a stockholder. For business to be properly requested to be brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than eighty (80) days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the corporation by mail, press release or otherwise more than ninety (90) days prior to the meeting, notice by the stockholder to be timely must be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
     (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
     (b) the name and address of the stockholder proposing such business,

     (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote on such business on the date of such notice and, if applicable, intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;
     (d) the class and number of shares of the corporation which are beneficially owned by the stockholder,
     (e) such other information regarding each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the matter been proposed, or intended to be proposed, by the Board of Directors, and
     (f) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 12 of the bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 12 of the bylaws, and if he/she should so determine, he/she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.
     Section 14. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the secretary of the corporation not less than 80 days in advance of such meeting; provided however, that in the event that the date of the meeting was not publicly announced by the corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. Each such notice shall set forth:
     (a) The name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
     (b) A representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
     (c) A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
     (d) Such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
     (e) The consent of each nominee to serve as a director of the corporation if so elected.
ARTICLE III
DIRECTORS
     Section 1. The number of directors which shall constitute the whole board shall be eight (8). Each director shall be elected at the annual meeting of the stockholders except as provided in Section 2 of this Article III, and shall hold office until his or her successor is elected and qualified.
     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, except that in the event a director is removed by the stockholders for cause, the stockholders shall be entitled to fill the vacancy created as a result of such removal. The directors so chosen shall serve for the remainder of the term of the vacated directorships being filled and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3. The business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
     Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
     Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
     Section 7. Special meetings of the board may be called by the chief executive officer, chairman or vice-chairman on five (5) days’ notice to each director by mail or twenty-four (24) hours notice to each director either personally or by telephone, telegram or facsimile; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.
     Section 8. At all meetings of the board a majority of the then existing directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 9. Meetings of the Board of Directors shall be presided over by the chairman of the board, if any, or in his or her absence by the vice-chairman, or if there is no vice-chairman, by the chief executive officer, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.
     Section 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
     Section 11. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
COMMITTEES OF DIRECTORS
     Section 12. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
     In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
     Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
COMPENSATION OF DIRECTORS
     Section 14. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. Director compensation may include, among other things, payment of their expenses, if any, of attendance at each meeting of the Board of Directors, payment of a fixed sum for attendance at each meeting of the Board of Directors or payment of a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
REMOVAL OF DIRECTORS
     Section 15. Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
ARTICLE IV
NOTICES
     Section1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given personally or by telephone or telegram.
     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
ARTICLE V
OFFICERS
     Section 1. The Board of Directors shall designate certain officers of the corporation as executive officers of the corporation, and such executive officers shall include the president, the chief executive officer, the chief financial officer, and such other officers as the Board of Directors may designate and may include the chairman or vice-chairman.

     The Board of Directors may also create other offices of the corporation that are not designated as executive offices and such non-executive offices may include one or more vice-presidents, a secretary, assistant secretaries, a treasurer, a controller and other assistants to the chief financial officer.
     Section 2. The non-executive officers of the corporation may be appointed by the Board of Directors or by the chief executive officer. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.
     Section 3. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a chief executive officer, a chief financial officer and such other executive officers as the board may elect.
     Section 4. With respect to the non-executive offices established by the Board of Directors, the Board of Directors or, if so delegated to the chief executive officer, the chief executive officer, may appoint such other non-executive officers, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or by the chief executive officer.
     Section 5. The compensation of all the executive officers of the corporation shall be fixed by the Board of Directors, and the salaries of all the non-executive officers of the corporation shall be fixed by the Board of Directors or, if so delegated by the Board, by the chief executive officer.
     Section 6. The officers of the corporation shall hold office until their successors are duly elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any non-executive officer appointed by the chief executive officer may be removed at any time by such person. Any vacancy occurring in any office of the corporation appointed by the Board of Directors shall be filled by the Board of Directors, and any vacancy occurring in any non-executive office of the corporation appointed by the chief executive officer shall be filled by the Board of Directors or by the chief executive officer.
THE CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD
     Section 7. The chairman of the board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law. The Board may appoint a Vice-Chairman who shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board.
     Section 8. In the absence of the chairman of the board, the vice-chairman of the board, if any, and if there is no vice-chairman of the board, the chief executive officer, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present and in their absence by a chairman chosen at the meeting. He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the board and as may be provided by law.
THE PRESIDENT, CHIEF EXECUTIVE OFFICER AND VICE-PRESIDENT
     Section 9. The president, unless the board has appointed a separate chief executive officer, shall be the chief executive officer of the corporation. The president and the chief executive officer shall be responsible for the general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
     Section 10. The president, the chief executive officer or any vice-president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
     Section 11. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice- presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARY
     Section 12. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders (and in his or her absence a secretary of the meeting chosen by the board at the meeting), and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.
     Section 13. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE CHIEF FINANCIAL OFFICER
     Section 14. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.
     Section 15. The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.
     Section 16. If required by the Board of Directors, the chief financial officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.
     Section 17. The treasurer, controller and the other assistants to the chief financial officer in the order determined by the Board of Directors or the chief executive officer (or if there be no such determinations then in the order of their election) shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.
ARTICLE VI
CERTIFICATE OF STOCK
     Section 1. The corporation’s stock may be certificated or uncertificated as provided under Delaware law, and shall be entered in the books of the corporation and registered as shares are issued. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares registered in certificate form in the name of the holder.
     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights for certificated shares shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to section 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
     Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
     Section3. The Board of Directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates of stock or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFER OF STOCK
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to either issue a new certificate or provide evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
FIXING RECORD DATE
     Section5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
     Section 3 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
SEAL
     Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
INDEMNIFICATION
     Section 6. The corporation shall indemnify its officers and directors to the full extent and in the manner permitted by the General Corporation Law of Delaware against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of the corporation. Reasonable expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he/she is or was a director or officer of the corporation (or was serving at the corporation’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a statement from such director or officer requesting such advance and an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware.
     The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (in addition to directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section, an “employee” or “agent” of the corporation includes any person (i) who is or was an employee or agent of the corporation, or (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of the corporation’s directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VII, Section 6 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the corporation would have the power to indemnify him/her against such liability under the provisions of the General Corporation Law of Delaware.
     The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VII.
CORPORATION STOCKHOLDINGS
     Section 7. The chairman of the board, the president, the chief executive officer, the chief financial officer, or any other person authorized by the Board of Directors is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VIII
AMENDMENTS
     Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.